UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Cynosure, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders on May 12, 2010. At the 2010 Annual Meeting, the Company’s stockholders elected all of the director nominees and ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010.

Holders of the Company’s class A and class B common stock, voting together as a single class, elected Marina Hatsopoulos to serve as the Company’s class II classified director until the Company’s 2013 annual meeting of stockholders and until her successor is elected and qualified. Holders of the Company’s class B common stock, voting as a separate class, elected Ettore V. Biagioni, Andrea Cangioli, Leonardo Masotti and George J. Vojta to serve as the Company’s class B directors until the Company’s 2011 annual meeting and until their successors are elected and qualified.

The matters acted upon at the 2010 Annual Meeting, and the voting tabulation for each matter, are as follows:

Proposal 1:	The election of one class II classified director for the next three years (voted on by holders of class A common stock and class B common stock, voting together as a single class):

Nominee	Votes For	Votes Withheld
Marina Hatsopoulos	10,039,477	130,421

Proposal 2:	The election of four class B directors for the next year; (voted on by the holders of class B common stock, voting as a separate class):

Nominee	Votes For	Votes Withheld
Ettore V. Biagioni	2,938,628	0
Andrea Cangioli	2,938,628	0
Leonardo Masotti	2,938,628	0
George J. Vojta	2,938,628	0

Proposal 3:	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 (voted on by holders of class A common stock and class B common stock, voting together as a single class):

Votes For	Votes Against	Abstain
11,579,183	12,120	14,792

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: May 18, 2010	By:	/s/ Timothy W. Baker
Timothy W. Baker
Executive Vice President and Chief Financial Officer